CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Biomerica, Inc. and Subsidiaries
Newport Beach, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated July 29, 1999, relating to the consolidated financial statements of Biomerica, Inc. and Subsidiaries appearing in the Company's Annual Report on Form 10-KSB for the year ended May 31, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                             /S/ BDO SEIDMAN, LLP


                                             BDO SEIDMAN, LLP

Costa Mesa, California
March 21, 2000